SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 8, 2011

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

CNB BANK

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

CNB Financial Corporation recently announced the appointment of Richard L. Greslick, Jr., Secretary of CNB Financial Corporation and Senior Vice President/Administration of CNB Bank, to the Corporation’s Board of Directors and to the board of CNB Bank. Mr. Greslick will begin his board responsibilities at the December 13, 2011 board meeting.

CNB Financial Corporation is a $1.5 billion bank holding company, conducting business primarily through CNB Bank, the Corporation’s principal subsidiary. CNB Bank operations include a loan production office, a private banking division, and twenty-seven full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank.

CNB Bank websites can be found at www.bankcnb.com and www.eriebank.net.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit 99	News Release announcing Greslick appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: November 14, 2011	By:	/s/ Brian W. Wingard
Brian W. Wingard
Interim Treasurer

Exhibit Index

Number	Description

Exhibit 99	News Release announcing Greslick appointment.